Exhibit 99.1

Tango Therapeutics Appoints Robert Azelby to Board of Directors

June 22, 2026

BOSTON, June 22, 2026 (GLOBE NEWSWIRE) — Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today announced the appointment of Robert Azelby to its Board of Directors. Mr. Azelby brings more than three decades of leadership experience across the biopharmaceutical industry, including deep expertise in oncology commercialization, corporate strategy, company building and board governance. His appointment comes as Tango advances vopimetostat, its investigational PRMT5 inhibitor with first- and best-in-class potential, toward potential late-stage development for patients with pancreatic cancer.

“As Tango continues to evolve from a research-led organization into a company positioned to bring vopimetostat to patients, we are thoughtfully strengthening our Board with leaders who have successfully guided innovative medicines through late-stage development, approval and commercialization,” said Malte Peters, MD, Chief Executive Officer of Tango Therapeutics. “Bob’s extensive operating and board experience across oncology and the broader biopharmaceutical industry will be invaluable as we work to advance vopimetostat towards the market and execute on our mission to transform care for patients with MTAP-deleted cancers.”

“I am excited to join Tango’s Board at such an important time for the company,” said Mr. Azelby. “Tango has built a compelling clinical-stage pipeline grounded in synthetic lethality, and vopimetostat represents a significant opportunity to transform care for patients with MTAP-deleted cancers. I look forward to working with Malte, the leadership team and my fellow directors as Tango advances its clinical and strategic priorities.”

Mr. Azelby is a biopharmaceutical executive and experienced public company director with more than 30 years of industry leadership spanning executive management, commercial strategy, oncology product launches and corporate governance. He served as President and Chief Executive Officer of Eliem Therapeutics, Inc., a biotechnology company focused on neuronal excitability disorders, from October 2020 to February 2023. Previously, he was Chief Executive Officer of Alder BioPharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on prevention of chronic migraines, from June 2018 through its acquisition by H. Lundbeck in 2019. He also served as Executive Vice President and Chief Commercial Officer of Juno Therapeutics, Inc. from November 2015 through its acquisition by Celgene in 2018.

Earlier in his career, Mr. Azelby spent 15 years at Amgen Inc., one of the world’s leading biopharmaceutical companies, where he held progressively senior commercial leadership roles. He concluded his tenure there as Vice President and General Manager of Oncology, overseeing the commercial performance of Amgen’s $6 billion oncology portfolio. He currently serves on the Boards of Directors of ADC Therapeutics, Autolus Therapeutics and Cardinal Health, Inc., and previously served on the boards of Terns Pharmaceuticals, Eliem Therapeutics, Alder BioPharmaceuticals, Chinook Therapeutics, Immunomedics, Clovis Oncology and Cascadian Therapeutics. Mr. Azelby earned a B.A. in Economics and Religious Studies from the University of Virginia and an MBA from Harvard Business School.

About Vopimetostat

Vopimetostat is a potentially best-in-class oral, once-daily, MTA-cooperative PRMT5 inhibitor designed to work selectively in cancer cells with MTAP deletion. MTAP deletions occur in 10–15% of all human cancers, including approximately 40% of pancreatic cancer and 15% of lung cancer. Vopimetostat is being evaluated as a monotherapy and in combination clinical studies.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding Forward-looking statements are not purely historical and may be accompanied by words such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “goal,” “estimate,” “anticipate,” “believe,” “predict,” “designed,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Peters’s and Mr. Azelby’s statements in this press release and statements regarding: the anticipated benefits and potential of vopimetostat, both as a monotherapy and in combination; the company’s ability to advance vopimetostat toward potential regulatory approval and commercialization; the expected contributions of Mr. Azelby to Tango’s Board of Directors; and Tango’s clinical development and strategic priorities.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond Tango’s control, and actual results could differ materially from those expressed or implied by these statements. These risks and uncertainties include, among others, risks related to drug development, clinical trials, regulatory review and approval, commercialization, competition, financing and Tango’s ability to execute its business strategy. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors:

Elizabeth Hickin

ehickin@tangotx.com

Media:

1AB

Amanda Lazaro

amanda@1abmedia.com